UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2014

WESTERN REFINING, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32721 (Commission File Number)	20-3472415 (IRS Employer Identification Number)

123 West Mills Avenue, Suite 200 El Paso, Texas 79901 (Address of principal executive offices and zip code)
(915) 534-1400 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

In 2009, Western Refining, Inc. (the “Company”) issued and sold $215.5 million aggregate principal amount of 5.75% Convertible Senior Unsecured Notes due June 15, 2014, (the “Securities”) under the Senior Indenture (the “Senior Indenture”), dated June 10, 2009, between the Company and The Bank of New York Mellon Trust Company, N.A. as trustee (the “Trustee”), as supplemented by a Supplemental Indenture, dated as of June 10, 2009, (the “Supplemental Indenture,” and with the Senior Indenture, collectively the “Indenture”). The Securities were offered and sold in a transaction which was registered with the U.S. Securities and Exchange Commission. On March 7, 2014, the Company provided a notice to the Trustee and the holders (the “Noteholders”) of the Securities informing the Trustee and the Noteholders of the Company’s election, with respect to all conversions requested by Noteholders in accordance with the terms of the Indenture that were received by the conversion agent on or after March 20, 2014, to settle conversions of the Securities through the issuance of shares of the Company’s common stock, par value $0.01 per share (and cash in lieu of any fractional shares). Accordingly, all conversions requested by Noteholders in accordance with the terms of the Indenture that were received on or after March 20, 2014, were settled within three business days following the relevant conversion date, and for conversions requested on or after June 1, 2014, settlement occurred on June 16, 2014.

On various dates between April 3, 2014, and June 2, 2014, the Company delivered an aggregate of 8,524 shares of common stock to Noteholders, to satisfy the conversion of $81,000 aggregate principal amount of Securities, pursuant to conversion rates (depending on the conversion date) of 105.2394 or 105.8731 shares of common stock for each $1,000 of principal amount of Securities converted. The Company also paid $171.11 in the aggregate in cash in lieu of any fractional shares relating to these conversions.

In addition, on June 16, 2014, the Company delivered 22,750,088 shares of common stock to Noteholders, to satisfy the conversion of $214,881,000 aggregate principal amount of Securities, pursuant to the conversion rate of 105.8731 shares of common stock for each $1,000 of principal amount of Securities converted. The Company also paid $1,169.85 in the aggregate in cash in lieu of any fractional shares relating to these conversions.

In addition to these conversions, the Company paid cash for the remainder of the outstanding amount of the Securities.

As of the date of this Form 8-K, and following these conversions, the Company has 102,588,570 shares of common stock outstanding.

The Company relied on the exemption from registration provided by Section 3(a)(9) of the United States Securities Act of 1933, as amended, in issuing and delivering the shares of common stock to Noteholders who sought to convert their Securities. No commission or other remuneration was paid or given directly or indirectly for soliciting conversions of the Securities.

As a result of all of the foregoing, the Securities are no longer outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN REFINING, INC.

By: /s/ Gary R. Dalke
Name: Gary R. Dalke
Title: Chief Financial Officer

Dated: June 19, 2014